Exhibit 10.2
CERTEGY INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

          PAYMENT ELECTION FORM
          This Payment Election Form will enable you to elect how you want your Accrued Benefit under the Certegy Inc. Supplemental Executive Retirement Plan (the “Plan”) to be paid to you. This election form must be completed and returned to Todd Johnson no later than December 31, 2007 and will supersede and replace any prior elections you may have made under the Plan.
          If you have questions concerning the payment arrangements under the Plan, please contact Todd Johnson.
I.	PARTICIPANT NAME: LEE KENNEDY

II.	PAYMENT ELECTION
          Please indicate below how you want your Accrued Benefit to be paid. Since you have already reached your Early Retirement Date, you may elect to have your Accrued Benefit paid in a lump sum on a specified date while you are still employed or you may elect from several alternative forms of payments if you terminate employment before your specified in-service payment date. Please note that this election is irrevocable and may not be changed after December 31, 2007.
          In-Service Payment Date
          ☒ Election of In-Service Payment Date. I hereby elect to receive my Accrued Benefit in a lump sum if I am still employed with the Company on January 31, 2008 (insert a specific date no earlier than January 1, 2008). Please note that the payment may be delayed by up to 15 days if necessary for administrative reasons.
          Payment after Retirement. If I have not elected an in-service payment date or I terminate employment prior to my selected in-service payment date, I hereby elect to receive my Accrued Benefit in the following form commencing the first day of the month following the date my employment terminates (subject to a 6-month delay for any amounts subject to Section 409A as provided in the Plan if I am a “specified employee” at the time of termination):
          ☐ Normal Form. A monthly, single life annuity if I am not married at the time of my Retirement and a joint and 50% survivor annuity if I am married at the time of my Retirement.
          ☒ Lump Sum.
          ☐ Ten Years Certain and Life Annuity Option. Monthly payments for my life with 120 payments guaranteed.
          ☐ Joint and Survivor Annuity. Monthly payments for my life with payments continuing after my death to my Beneficiary in an amount equal to (select one) ☐ 25%, ☐ 50%, ☐ 75% or ☐ 100% of the monthly payment I was receiving before my death.

III.	CONSENT OF ELIGIBLE SPOUSE AND SIGNATURES

December 31, 2007	/s/ LEE A. KENNEDY

Date	Participant’s Signature

I am the spouse of the Participant and consent to the Participant’s election above of a form of benefit other than the normal form of a joint and survivor annuity.

December 31, 2007	/s/ PAMELA J. KENNEDY

Date	Signature of Participant’s Spouse

Received By Company:	/s/ TODD C. JOHNSON	December 31, 2007

	Signature	Date